UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2014 (September 25, 2014)

SLM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-13251	52-2013874
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

300 Continental Drive, Newark, Delaware	19713
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (302) 283-8000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 25, 2014, the Board of Directors (the “Board”) of SLM Corporation (the “Corporation”) approved a number of amendments to the Corporation’s Amended and Restated Bylaws. The amendments were intended to achieve two objectives: (i) the adoption of an exclusive forum provision for the adjudication of certain disputes and (ii) various conforming changes to remove references to Board committees in existence prior to the Corporation’s separation from Navient Corporation and more timely require the public dissemination of the charters of any standing committee of the Corporation’s Board.

Specifically, the new Section 6 of Article VII provides that unless the Corporation consents in writing to the selection of an alternative forum, a state or federal court located within the state of Delaware will be the sole and exclusive forum for any stockholder to bring:

(i)	any derivative action or proceeding brought on behalf of the Corporation,

(ii)	any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders,

(iii)	any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, or

(iv)	any action asserting a claim governed by the internal affairs doctrine.

Section 6 of Article VII will not apply where the Delaware court determines that there is an indispensable defendant not subject to the personal jurisdiction of the court. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation will be deemed to have notice of and consented to the provisions of this Bylaw.

This Bylaw amendment is designed to save the Corporation and its stockholders from the increased expense of defending against duplicative litigation brought in multiple and distant courts, and from the risk of unexpected or inconsistent outcomes, and also to provide for claims involving Delaware law to be decided by Delaware courts. Delaware is the forum with the strongest nexus to the Corporation. The Corporation is organized under the laws of Delaware, and has its headquarters and principal place of business located in Newark, Delaware. A predominance of the Corporation’s management, the majority of its employees, as well as virtually all corporate records relevant to matters to which this Bylaw is applicable, are located in Newark, Delaware. For these and other reasons, the state and federal courts of Delaware are the most appropriate forum for the adjudication of the types of disputes identified in Article VII, Section 6.

This summary is qualified in its entirety by the full text of the Bylaws, as amended and restated, a copy of which is being filed as Exhibit 3.1 hereto and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1*	Amended and Restated Bylaws of SLM Corporation, effective September 25, 2014

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SLM CORPORATION

Date: October 1, 2014	By:	/s/ Laurent C. Lutz
Laurent C. Lutz
Executive Vice President, General Counsel, and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

3.1*	Amended and Restated Bylaws of SLM Corporation, effective September 25, 2014

*	Filed herewith.